UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 5, 2021

AB PRIVATE CREDIT INVESTORS CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	814-01196	81-2491356
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1345 Avenue of the Americas

New York, NY 10105

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (212) 969-1000

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
—	—	—

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.03.	Material Modification to Rights of Security Holders.

On November 11, 2021, the Board of Directors (the “Board”) of AB Private Credit Investors Corporation (the “Fund”) approved an amendment and restatement of the Fund’s Amended and Restated Dividend Reinvestment Plan (as amended and restated, the “Second Amended and Restated DRIP”). The Second Amended and Restated DRIP will be effective as of, and will first apply to the reinvestment of cash dividend distributions paid on or after, November 11, 2021. The Second Amended and Restated DRIP provides that, (i) in order to change their election of having cash dividend distributions reinvested or paid in cash, stockholders shall notify the Fund in writing no later than September 30 of the year prior to which the new election takes effect and (ii) the determination of the number of shares of common stock of the Fund to be issued to participating stockholders may result in the issuance of fractional shares, rather than payment of cash in lieu of such fractional shares.

The information set forth above with respect to the Second Amended and Restated DRIP does not purport to be complete in scope and is qualified in its entirety by the full text of the Second Amended and Restated DRIP, which is filed as Exhibit 4.1 hereto and is incorporated into this Current Report on Form 8-K by reference thereto.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 11, 2021, the Fund and Mark Manley mutually agreed that Mr. Manley would resign from the position of Chief Compliance Officer of the Fund, effective November 11, 2021. Mr. Manley’s resignation did not result from any disagreements with the Fund regarding its operations, policies, practices or any issues regarding financial disclosures, accounting or legal matters. Mr. Manley’s resignation from the position of Chief Compliance Officer of the Fund does not have any impact on his employment or any other positions generally with AllianceBernstein L.P., or its affiliates.

Item 8.01 Other Events.

On November 5, 2021, ABPCIC Funding III LLC, a wholly-owned subsidiary of the Fund, entered into the second amendment (the “Second Amendment”) to that certain credit agreement (as amended, the “Warehouse Credit Agreement”) establishing its warehouse credit facility among the lenders referred to therein, Natixis, New York Branch, as administrative agent, and U.S. Bank National Association, as collateral agent, collateral administrator and custodian. The Second Amendment provides for, among other things, an upsize of the aggregate principal amount of the commitments under the Warehouse Credit Agreement from $150,000,000 to $225,000,000.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

Exhibit 4.1	Second Amended and Restated Dividend Reinvestment Plan, effective as of November 11, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 12, 2021	AB PRIVATE CREDIT INVESTORS CORPORATION

	By:	/s/ Neal Kalechofsky
Neal Kalechofsky
Secretary